As filed with the Securities and Exchange Commission on January 31, 2025

Registration No. 333-

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Berkshire Hathaway Inc.

(Exact name of registrant as Specified in its Charter)

Delaware	47-0813844
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Berkshire Hathaway Finance Corporation

(Exact name of registrant as Specified in its Charter)

Delaware	45-0524698
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Judith Kitano

Baker & McKenzie LLP

10250 Constellation Boulevard

Suite 1850

Los Angeles, California 90067

(310) 201-4728

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement contains:

•	A base prospectus to be used by Berkshire Hathaway Inc. in connection with offerings of its debt securities.

•	A base prospectus to be used by Berkshire Hathaway Finance Corporation in connection with offerings of its debt securities and the related guarantees of Berkshire Hathaway Inc.

Berkshire Hathaway Inc.

Debt Securities

We may, from time to time, offer to sell debt securities. We may sell these debt securities in one or more offerings at prices and on other terms to be determined at the time of offering.

This prospectus describes some of the general terms and conditions that apply to these debt securities. We will provide the specific terms of the debt securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make an investment decision.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” starting on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 31, 2025

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus, the date of the relevant document incorporated by reference, or another that is otherwise specified, as applicable. Our financial condition, results of operations or business prospects may have changed since those dates.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Forward-Looking Information

Certain statements contained, or incorporated by reference, in this prospectus are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible future actions by us, which may be provided by management are also forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about us, economic and market factors and the industries in which we do business, among other things.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in market prices of our investments in fixed maturity and equity securities; the occurrence of one or more catastrophic events, such as an earthquake, hurricane, wildfire, geopolitical conflict, act of terrorism or cyber-attack that causes losses insured by our insurance subsidiaries and/or losses to our business operations; the frequency and severity of epidemics, pandemics or other outbreaks, and other events that negatively affect our operating results and restrict our access to borrowed funds through the capital markets at reasonable rates; changes in laws or regulations affecting our insurance, railroad, utilities and energy and finance subsidiaries; changes in federal income tax laws; and changes in general economic and market factors that affect the prices of securities or the industries in which we and our affiliates do business. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information.”

Forward-looking statements are not guarantees of future performance. We undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this prospectus, except as required by law.

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About this Prospectus

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using this shelf registration process, we may, at any time and from time to time, sell our debt securities in one or more offerings.

This prospectus only provides a general description of the debt securities that we may offer. Each time we sell debt securities under the shelf registration, we will provide a supplement to this prospectus containing specific information about the terms of the securities, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context otherwise implies, references to “dollars” and “$” are to U.S. dollars. Unless we indicate otherwise or unless the context implies otherwise, all references in this prospectus to “Berkshire,” “we,” “us,” “our,” or similar references are to Berkshire Hathaway Inc. excluding its consolidated subsidiaries.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC’s website at www.sec.gov. These SEC filings are also available, free of charge, on our website at http://www.berkshirehathaway.com. Except to the extent of any SEC filings available on our website that are incorporated by reference in this prospectus as described under “Incorporation of Certain Information by Reference,” information on our website is not intended to be, and does not constitute, a part of this prospectus and should not be considered a part of this prospectus.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

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Incorporation of Certain Information by Reference

In this document we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus from the date we file that document, and later information filed with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, excluding any information furnished to, rather than filed with, the SEC, including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of any offering of securities made by this prospectus:

•	Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2023;

•	those portions of Berkshire’s proxy statement for its 2024 annual meeting of shareholders incorporated by reference into its Form 10-K for the year ended December 31, 2023;

•	Berkshire’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024; and

•	Berkshire’s Current Reports on Form 8-K filed with the SEC on April 25, 2024, May 7, 2024 (Item 5.07 only) and October 23, 2024.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning us at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attn: Corporate Secretary

Tel: (402) 346-1400

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Berkshire Hathaway Inc.

We are incorporated in Delaware, and we have our corporate headquarters in Omaha, Nebraska. We are a holding company owning subsidiaries that engage in numerous diverse business activities. The most important of these are insurance businesses conducted on both a primary basis and a reinsurance basis, a freight rail transportation business and a group of utility and energy generation and distribution businesses. Berkshire also owns and operates numerous other businesses engaged in a variety of manufacturing, services, retailing and other activities.

Included in the group of businesses that underwrite insurance and reinsurance is GEICO, one of the largest private passenger auto insurers in the United States, and the Berkshire Hathaway Reinsurance Group (“BHRG”), one of the largest reinsurance businesses in the world. BHRG is comprised of National Indemnity Company and its affiliates, General Re Corporation and its subsidiaries and Alleghany Corporation’s Transatlantic Reinsurance Company and affiliates. Other subsidiaries that underwrite insurance include Berkshire Hathaway Homestate Insurance Company, Cypress Insurance Company, Berkshire Hathaway Specialty Insurance Company, Medical Protective Company, the Berkshire Hathaway GUARD Insurance Companies, U.S. Liability Insurance Company, Berkshire Hathaway Life Insurance Company of Nebraska, MLMIC Insurance Company, Berkshire Hathaway Direct Insurance Company, and Alleghany Corporation and its insurance subsidiaries including RSUI and CapSpecialty.

Burlington Northern Santa Fe, LLC (“BNSF”) is a holding company that, through its subsidiary, BNSF Railway Company, operates one of the largest railroad systems in North America. Berkshire Hathaway Energy Company (“BHE”) is a global energy holding company owning a wide variety of operating companies engaged in the generation, transmission, storage, distribution and supply of energy. Among BHE’s operating energy businesses are Northern Powergrid, MidAmerican Energy Company, PacifiCorp, NV Energy, BHE Pipeline Group, BHE Renewables, and AltaLink. In addition, BHE owns HomeServices of America, a residential real estate brokerage firm. McLane Company operates a wholesale distribution business that provides grocery and nonfood consumer products to retailers and convenience stores and to restaurants. The Marmon Group is a global industrial organization comprising 11 diverse business groups and more than 100 autonomous manufacturing and service businesses. The Lubrizol Corporation is a specialty chemical and performance materials company that manufactures products and supplies technologies for the global transportation, industrial and consumer markets. IMC International Metalworking Companies is one of the world’s largest multinational manufacturers of consumable precision carbide metal cutting tools for application in a broad range of industrial end markets. Precision Castparts Corp. (“PCC”) is a worldwide diversified manufacturer of complex metal components and products for critical aerospace and power energy applications.

Numerous business activities are conducted through our other manufacturing, services and retailing subsidiaries. Clayton Homes offers off-site (factory) built housing and site-built homes and provides related financing and insurance products. Shaw Industries is a leading manufacturer and distributor of carpet, carpet tile and hard surface flooring products. Benjamin Moore is one of North America’s leading manufacturers of premium-quality residential, commercial and industrial maintenance coatings. Johns Manville is a leading manufacturer and marketer of premium quality products for insulation, roofing and engineered products. Acme Building Brands is a manufacturer and distributor of clay bricks and concrete block. MiTek produces residential and commercial construction and engineering products and systems. Fruit of the Loom, Russell Athletic, Vanity Fair, Garan, Fechheimer, H.H. Brown Shoe Group, and Brooks manufacture, license and distribute apparel and footwear under a variety of brand names. FlightSafety International is an industry leading provider of professional aviation training services and flight simulation products. NetJets is the leader in private aviation services and operates a large, diverse private aircraft fleet. NFM, R.C. Willey Home Furnishings, Star Furniture and Jordan’s Furniture are retailers of home furnishings. Borsheims, Helzberg Diamond Shops and Ben Bridge Jeweler are retailers of fine jewelry.

In addition, other manufacturing, service and retail businesses include: See’s Candies, a producer of boxed chocolates and other confectionery products; Larson-Juhl, a designer, manufacturer and distributor of custom

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picture framing products; CTB International, a leading global designer, manufacturer and marketer of a wide range of agricultural systems and solutions for the livestock and agricultural industries; International Dairy Queen, a licensor and service provider to approximately 7,000 quick service franchised restaurants that offer various desserts, beverages, prepared foods and blended fruit drinks; Pampered Chef, a direct seller of high-quality kitchenware products with sales and operations in the United States, Canada, Germany, Austria and France; Forest River, a manufacturer of recreational vehicles, utility cargo trailers, buses and pontoon boats in the United States and Canada; Business Wire, a global electronic distributor of news releases, regulatory filings, photos and other multimedia content; TTI, Inc., a global specialty distributor of electronic components; XTRA, a leading transportation equipment lessor; CORT, a leading provider of rental furniture for home and office and related services; Richline Group, a manufacturer and distributor of precious metal, non-precious metal, diamond and gem products; Oriental Trading Company, a leading multi-channel and online retailer for fun-value priced party supplies, seasonal products, arts and crafts, toys and novelties, school supplies and educational games; Charter Brokerage, a leading non-asset based third party logistics provider to the petroleum and chemical industries; Berkshire Hathaway Automotive, which includes 83 automobile dealerships that sell new and pre-owned automobiles and offer repair services and related products; Detlev Louis Motorrad, a leading retailer of motorcycle apparel and equipment in Europe; Duracell, a leading manufacturer of high-performance alkaline and lithium coin batteries; Jazwares, a global toy company; IPS, a global leader in developing business solutions for the biotechnology and pharmaceutical industries; and W&W/AECO Steel, a structural steel fabricator and erector.

In 2017, we acquired a 38.6% interest in Pilot Travel Centers, LLC (“Pilot”), and on January 31, 2023, we acquired an additional 41.4% interest in Pilot. On January 16, 2024, we acquired an additional 20% interest in Pilot and as of that date Pilot became an indirect wholly owned Berkshire subsidiary. Pilot operates 677 travel center locations and 77 fuel-only retail locations in North America across the U.S. and five Canadian provinces, primarily under the names Pilot or Flying J, as well as large wholesale fuel and fuel marketing businesses in the U.S. Pilot also sells diesel fuel at other locations in the U.S. and Canada through various arrangements with third party travel centers and operates a water disposal business in the oil fields sector.

Operating decisions for our various businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for us and our subsidiaries by our senior management team which is led by Warren E. Buffett, Berkshire’s CEO and Chairman of its Board of Directors. Our businesses currently employ approximately 392,000 people.

Our executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131, and our telephone number is (402) 346-1400.

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Risk Factors

Investing in our securities involves risks. Prior to making a decision about investing in our securities, in addition to the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, you should carefully consider the risks described in the section entitled “Risk factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence or realization of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our securities and the loss of all or part of your investment.

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Use of Proceeds

Except as any applicable prospectus supplement may indicate otherwise, we intend to use the net proceeds from the sale of debt securities offered by this prospectus for general corporate purposes.

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Description of the Debt Securities

We will issue debt securities on a senior unsecured basis under an indenture, dated as of January 31, 2025, by and among Berkshire, Berkshire Hathaway Finance Corporation (“BHFC”) and The Bank of New York Mellon Trust Company, N.A. (the “trustee”). BHFC may also issue debt securities under this indenture; however, the debt securities described in this prospectus are solely issued by Berkshire Hathaway Inc.

We have summarized material provisions of the indenture and the debt securities below. This summary is not complete, and is subject, and qualified in its entirety by reference, to all the provisions of the indenture, including the definition of certain terms. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. The following sets forth certain general terms and provisions of our debt securities offered by this prospectus. The particular terms of any debt securities being offered will be described in the prospectus supplement relating to those offered debt securities.

Provisions Applicable to Indenture

General

The indenture does not limit the amount of debt securities that may be issued under that indenture, nor does it limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any sinking fund or analogous provision;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion (or the method of calculation of the portion) of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any changes, additions to or deletion from the covenants described in this prospectus;

•	if other than the trustee, the security registrar and paying agent for the debt securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

Ranking

The debt securities will be our senior unsecured obligations and will rank pari passu in right of payment with all of our unsubordinated, unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness, and will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness of our subsidiaries (secured or unsecured).

Consolidation, Merger and Sale of Assets

Except as otherwise provided in the indenture or the debt securities, we may not merge into or consolidate with any other entity, or convey, transfer or lease our respective properties and assets substantially as an entirety to any individual, corporation, partnership or other entity, unless:

•

the successor or transferee corporation (or other entity) shall (i) be a corporation, partnership, limited liability company, trust or similar entity organized under the laws of the United States of America, any State of the United States or the District of Columbia, and (ii) expressly assume by supplemental indenture the due and punctual payment of the principal of and any interest on the debt securities and the performance of our obligations under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice of lapse of time or both, would become an event of default will have occurred or be continuing.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	a default in the payment of any interest on such series of debt securities when due and payable, and the continuance of such default for a period of 60 days;

•	a default in the payment of principal of such series of debt securities when due and payable;

•

a default in the performance, or breach, in any material respect, of other covenants of ours in the indenture applicable to such series of debt securities that continues for 90 consecutive days after we receive notice of the default or breach; and

•	certain events of bankruptcy, insolvency or liquidation involving us.

If an event of bankruptcy, insolvency or liquidation of us has occurred, the principal of the then-outstanding debt securities and any other amounts payable under the indenture will become immediately due and payable. If any other event of default shall occur and be continuing, either the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all series (or, if such default is not applicable to all series of the debt securities, the holders of at least 33% in aggregate principal amount of the outstanding debt securities of all series to which such default is applicable) (in each case, voting as a single class) may declare the principal amount payable under the indenture on those then outstanding debt securities of the series affected by the default due and payable.

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Defeasance

Our obligations with respect to the payment of the principal and interest on the debt securities will terminate if we irrevocably deposit or cause to be deposited with the trustee as trust funds specifically held in trust for, and dedicated solely to, the benefit of the holders of the debt securities:

•	cash,

•

U.S. government obligations, which through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or

•	a combination of the foregoing,

in each case sufficient to pay and discharge each installment of principal and interest on the debt securities.

The discharge of the debt securities is subject to certain other conditions, including, without limitation,

•

no event of default or event (including such deposit) which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit (or, with respect to an event of bankruptcy, insolvency or liquidation of us, at any time on or prior to the 90th day after the date of such deposit),

•

we shall have delivered to the trustee an opinion of tax counsel to the effect that beneficial owners of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance,

•	the debt securities, if they are then listed on any securities exchange, will not be delisted as a result of such deposit, and

•	such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or otherwise bound.

Modification and Waiver

Modification of Indenture

The indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding additional events of default and curing ambiguities or inconsistencies in the indenture. We and the trustee may, without the consent of any holders of debt securities, also make other changes to the indenture that do not have a material adverse effect on the interests of the holders of any series of debt securities.

In addition, modifications and amendments of the indenture may be made by us and the trustee by entering into a supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of each series affected by such modification or amendment, acting as one class, provided, however, that no such modification or amendment may, without the consent of each holder of debt securities outstanding that is affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any outstanding debt securities,

•	reduce the principal of or interest rate on any outstanding debt securities,

•	change the place of payment where, or the currency in which, the principal of, any premium or interest on any outstanding debt securities is payable,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding debt securities on or after the stated maturity thereof,

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•

reduce the percentage in principal amount of the debt securities then outstanding required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

•	modify any of the above provisions.

Waiver of Default

The holders of not less than a majority of aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all such series of debt securities, waive any past default under the indenture with respect to such series of debt securities, except a default:

•	in the payment of principal of or any premium or any interest on such debt securities, or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of each series affected by the default.

Payment and Paying Agents

Unless we inform you otherwise, payments on the debt securities will be made in U.S. dollars at the office or agency maintained by us in New York, New York (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). At our option, however, we may make payments by check mailed to the holder’s registered address or, with respect to global notes, by wire transfer. We will make any required interest payments to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise, the trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for one year after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the debt securities will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing, and to have been received by such registered holders whether or not actually received by such registered holders.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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Plan of Distribution

We may sell debt securities from time to time in one or more transactions separately or in combination. The debt securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of debt securities.

If the debt securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the debt securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the debt securities offered by that prospectus supplement. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts, commissions or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be;

•	all other items constituting underwriting compensation;

•	the discounts and commissions to be allowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be listed.

Debt securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of securities, and any commission or agents’ fees payable by us to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of securities will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased.

We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. Underwriters and agents may engage in transactions with or perform services for us, our subsidiaries and affiliated companies in the ordinary course of business.

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Legal Matters

Certain matters with respect to the legality of the debt securities offered by this prospectus will be passed upon for us by Baker & McKenzie LLP.

Experts

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

12

Berkshire Hathaway Finance Corporation

Debt Securities

Guaranteed by

Berkshire Hathaway Inc.

Berkshire Hathaway Finance Corporation may, from time to time, offer to sell debt securities. Berkshire Hathaway Finance Corporation may sell these debt securities in one or more offerings at prices and on other terms to be determined at the time of offering. All of Berkshire Hathaway Finance Corporation’s obligations under the debt securities will be guaranteed by Berkshire Hathaway Inc.

This prospectus describes some of the general terms and conditions that apply to these debt securities. Berkshire Hathaway Finance Corporation will provide the specific terms of the debt securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make an investment decision.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” starting on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 31, 2025

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus, the date of the relevant document incorporated by reference, or another that is otherwise specified, as applicable. Our financial condition, results of operations or business prospects may have changed since those dates.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Forward-Looking Information

Certain statements contained, or incorporated by reference, in this prospectus are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible future actions by Berkshire Hathaway Finance Corporation (“BHFC”) or Berkshire Hathaway Inc. (“Berkshire”), which may be provided by management are also forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about BHFC and Berkshire, economic and market factors and the industries in which we do business, among other things.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal risk factors that could cause Berkshire’s actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in market prices of Berkshire’s investments in fixed maturity and equity securities; the occurrence of one or more catastrophic events, such as an earthquake, hurricane, wildfire, geopolitical conflict, act of terrorism or cyber-attack that causes losses insured by Berkshire’s insurance subsidiaries and/or losses to Berkshire’s business operations; the frequency and severity of epidemics, pandemics or other outbreaks, and other events that negatively affect Berkshire’s operating results and restrict Berkshire’s access to borrowed funds through the capital markets at reasonable rates; changes in laws or regulations affecting Berkshire’s insurance, railroad, utilities and energy and finance subsidiaries; changes in federal income tax laws; and changes in general economic and market factors that affect the prices of securities or the industries in which Berkshire and its affiliates do business. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information.”

Forward-looking statements are not guarantees of future performance. Neither of Berkshire nor BHFC undertakes any obligation to update or revise any forward-looking statements to reflect events or developments after the date of this prospectus, except as required by law.

ii

About this Prospectus

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using this shelf registration process, we may, at any time and from time to time, sell our debt securities in one or more offerings.

This prospectus only provides a general description of the debt securities that we may offer. Each time we sell debt securities under the shelf registration, we will provide a supplement to this prospectus containing specific information about the terms of the securities, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context otherwise implies, references to “dollars” and “$” are to U.S. dollars. Unless we indicate otherwise or unless the context implies otherwise, all references in this prospectus to “we,” “us” or “our” are references to either Berkshire Hathaway Inc. (“Berkshire”) or Berkshire Hathaway Finance Corporation (“BHFC”) or both.

Where You Can Find More Information

BHFC is not subject to the informational requirements of the Exchange Act, pursuant to Rule 12h-5 thereunder. Berkshire is, however, subject to the informational requirements of the Exchange Act. Accordingly, Berkshire files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC’s website at www.sec.gov. These SEC filings are also available, free of charge, on Berkshire’s website at http://www.berkshirehathaway.com. Except to the extent of any SEC filings available on Berkshire’s website that are incorporated by reference in this prospectus as described under “Incorporation of Certain Information by Reference,” information on Berkshire’s website is not intended to be, and does not constitute, a part of this prospectus and should not be considered a part of this prospectus.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

Incorporation of Certain Information by Reference

In this document BHFC and Berkshire “incorporate by reference” the information that Berkshire files with the SEC, which means that they can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus from the date we file that document, and later information filed with the SEC will automatically update and supersede this information.

BHFC and Berkshire incorporate by reference the documents listed below and any future filings made by either of them with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, excluding any information furnished to, rather than filed with, the SEC, including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of any offering of securities made by this prospectus:

•	Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2023;

•	those portions of Berkshire’s proxy statement for its 2024 annual meeting of shareholders incorporated by reference into its Form 10-K for the year ended December 31, 2023;

•	Berkshire’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024; and

•	Berkshire’s Current Reports on Form 8-K filed with the SEC on April 25, 2024, May 7, 2024 (Item 5.07 only) and October 23, 2024.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning Berkshire at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attn: Corporate Secretary

Tel: (402) 346-1400

Berkshire Hathaway Inc.

Berkshire is incorporated in Delaware, and it has its corporate headquarters in Omaha, Nebraska. Berkshire is a holding company owning subsidiaries that engage in numerous diverse business activities. The most important of these are insurance businesses conducted on both a primary basis and a reinsurance basis, a freight rail transportation business and a group of utility and energy generation and distribution businesses. Berkshire also owns and operates numerous other businesses engaged in a variety of manufacturing, services, retailing and other activities.

Included in the group of businesses that underwrite insurance and reinsurance is GEICO, one of the largest private passenger auto insurers in the United States, and the Berkshire Hathaway Reinsurance Group (“BHRG”), one of the largest reinsurance businesses in the world. BHRG is comprised of National Indemnity Company and its affiliates, General Re Corporation and its subsidiaries and Alleghany Corporation’s Transatlantic Reinsurance Company and affiliates. Other subsidiaries that underwrite insurance include Berkshire Hathaway Homestate Insurance Company, Cypress Insurance Company, Berkshire Hathaway Specialty Insurance Company, Medical Protective Company, the Berkshire Hathaway GUARD Insurance Companies, U.S. Liability Insurance Company, Berkshire Hathaway Life Insurance Company of Nebraska, MLMIC Insurance Company, Berkshire Hathaway Direct Insurance Company, and Alleghany Corporation and its insurance subsidiaries including RSUI and CapSpecialty.

Burlington Northern Santa Fe, LLC (“BNSF”) is a holding company that, through its subsidiary, BNSF Railway Company, operates one of the largest railroad systems in North America. Berkshire Hathaway Energy Company (“BHE”) is a global energy holding company owning a wide variety of operating companies engaged in the generation, transmission, storage, distribution and supply of energy. Among BHE’s operating energy businesses are Northern Powergrid, MidAmerican Energy Company, PacifiCorp, NV Energy, BHE Pipeline Group, BHE Renewables, and AltaLink. In addition, BHE owns HomeServices of America, a residential real estate brokerage firm. McLane Company operates a wholesale distribution business that provides grocery and nonfood consumer products to retailers and convenience stores and to restaurants. The Marmon Group is a global industrial organization comprising 11 diverse business groups and more than 100 autonomous manufacturing and service businesses. The Lubrizol Corporation is a specialty chemical and performance materials company that manufactures products and supplies technologies for the global transportation, industrial and consumer markets. IMC International Metalworking Companies is one of the world’s largest multinational manufacturers of consumable precision carbide metal cutting tools for application in a broad range of industrial end markets. Precision Castparts Corp. (“PCC”) is a worldwide diversified manufacturer of complex metal components and products for critical aerospace and power energy applications.

Numerous business activities are conducted through Berkshire’s other manufacturing, services and retailing subsidiaries. Clayton Homes offers off-site (factory) built housing and site-built homes and provides related financing and insurance products. Shaw Industries is a leading manufacturer and distributor of carpet, carpet tile and hard surface flooring products. Benjamin Moore is one of North America’s leading manufacturers of premium-quality residential, commercial and industrial maintenance coatings. Johns Manville is a leading manufacturer and marketer of premium quality products for insulation, roofing and engineered products. Acme Building Brands is a manufacturer and distributor of clay bricks and concrete block. MiTek produces residential and commercial construction and engineering products and systems. Fruit of the Loom, Russell Athletic, Vanity Fair, Garan, Fechheimer, H.H. Brown Shoe Group, and Brooks manufacture, license and distribute apparel and footwear under a variety of brand names. FlightSafety International is an industry leading provider of professional aviation training services and flight simulation products. NetJets is the leader in private aviation services and operates a large, diverse private aircraft fleet. NFM, R.C. Willey Home Furnishings, Star Furniture and Jordan’s Furniture are retailers of home furnishings. Borsheims, Helzberg Diamond Shops and Ben Bridge Jeweler are retailers of fine jewelry.

In addition, other manufacturing, service and retail businesses include: See’s Candies, a producer of boxed chocolates and other confectionery products; Larson-Juhl, a designer, manufacturer and distributor of custom picture framing products; CTB International, a leading global designer, manufacturer and marketer of a wide range of agricultural systems and solutions for the livestock and agricultural industries; International Dairy Queen, a licensor and service provider to approximately 7,000 quick service franchised restaurants that offer various desserts, beverages, prepared foods and blended fruit drinks; Pampered Chef, a direct seller of high-quality kitchenware products with sales and operations in the United States, Canada, Germany, Austria and France; Forest River, a manufacturer of recreational vehicles, utility cargo trailers, buses and pontoon boats in the United States and Canada; Business Wire, a global electronic distributor of news releases, regulatory filings, photos and other multimedia content; TTI, Inc., a global specialty distributor of electronic components; XTRA, a leading transportation equipment lessor; CORT, a leading provider of rental furniture for home and office and related services; Richline Group, a manufacturer and distributor of precious metal, non-precious metal, diamond and gem products; Oriental Trading Company, a leading multi-channel and online retailer for fun-value priced party supplies, seasonal products, arts and crafts, toys and novelties, school supplies and educational games; Charter Brokerage, a leading non-asset based third party logistics provider to the petroleum and chemical industries; Berkshire Hathaway Automotive, which includes 83 automobile dealerships that sell new and pre-owned automobiles and offer repair services and related products; Detlev Louis Motorrad, a leading retailer of motorcycle apparel and equipment in Europe; Duracell, a leading manufacturer of high-performance alkaline and lithium coin batteries; Jazwares, a global toy company; IPS, a global leader in developing business solutions for the biotechnology and pharmaceutical industries; and W&W/AECO Steel, a structural steel fabricator and erector.

In 2017, Berkshire acquired a 38.6% interest in Pilot Travel Centers, LLC (“Pilot”), and on January 31, 2023, Berkshire acquired an additional 41.4% interest in Pilot. On January 16, 2024, Berkshire acquired an additional 20% interest in Pilot and as of that date Pilot became an indirect wholly owned Berkshire subsidiary. Pilot operates 677 travel center locations and 77 fuel-only retail locations in North America across the U.S. and five Canadian provinces, primarily under the names Pilot or Flying J, as well as large wholesale fuel and fuel marketing businesses in the U.S. Pilot also sells diesel fuel at other locations in the U.S. and Canada through various arrangements with third party travel centers and operates a water disposal business in the oil fields sector.

Operating decisions for the various Berkshire businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for Berkshire and its subsidiaries by the Berkshire senior management team which is led by Warren E. Buffett, Berkshire’s CEO and Chairman of its Board of Directors. The Berkshire businesses collectively employ approximately 392,000 people.

Berkshire’s executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131, and its telephone number is (402) 346-1400.

Berkshire Hathaway Finance Corporation

BHFC is a Delaware corporation that was created by Berkshire on August 4, 2003. Assets of BHFC consist of term loans to Vanderbilt Mortgage and Finance, Inc. (“Vanderbilt”) and 21st Mortgage Corporation (“21st Mortgage”), indirect wholly owned subsidiaries of Clayton Homes, Inc. and indirect wholly owned subsidiaries of Berkshire. BHFC also provides financing to the tank car and crane leasing business of Berkshire’s indirect wholly owned subsidiary, UTLX Company. BHFC currently charges Vanderbilt, 21st Mortgage and UTLX interest at a rate which is either 50 or 100 basis points higher than it pays on its related debt obligations.

Risk Factors

Investing in our securities involves risks. Prior to making a decision about investing in our securities, in addition to the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, you should carefully consider the risks described in the section entitled “Risk factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence or realization of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our securities and the loss of all or part of your investment.

Use of Proceeds

Except as any applicable prospectus supplement may indicate otherwise, we intend to use the net proceeds from the sale of debt securities offered by this prospectus for general corporate purposes.

Description of the Debt Securities

BHFC will issue debt securities on a senior unsecured basis under an indenture, dated as of January 31, 2025, by and among Berkshire, BHFC and The Bank of New York Mellon Trust Company, N.A. (the “trustee”).

We have summarized material provisions of the indenture and the debt securities, including the guarantee, below. This summary is not complete, and is subject, and qualified in its entirety by reference, to all the provisions of the indenture, including the definition of certain terms. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. The following sets forth certain general terms and provisions of BHFC’s debt securities offered by this prospectus. The particular terms of any debt securities being offered will be described in the prospectus supplement relating to those offered debt securities.

Provisions Applicable to Indenture

General

The indenture does not limit the amount of debt securities that may be issued under that indenture, nor does it limit the amount of other unsecured debt or securities that BHFC may issue. BHFC may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any sinking fund or analogous provision;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion (or the method of calculation of the portion) of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any changes, additions to or deletion from the covenants described in this prospectus;

•	if other than the trustee, the security registrar and paying agent for the debt securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

Guarantee of Debt Securities

Berkshire will unconditionally and irrevocably guarantee the payment of all of BHFC’s obligations under the debt securities offered hereby pursuant to a guarantee to be endorsed on the debt securities offered hereby, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. If BHFC defaults in the payment of the principal of, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, without the necessity of action by the trustee or any holder of such debt securities, Berkshire shall be required promptly and fully to make such payment.

Ranking

The debt securities will be BHFC’s senior unsecured obligations and will rank pari passu in right of payment with all of BHFC’s unsubordinated, unsecured indebtedness and will be senior in right of payment to all of BHFC’s subordinated indebtedness.

The guarantee will be a senior unsecured obligation of Berkshire, will rank pari passu with all of Berkshire’s unsubordinated, unsecured indebtedness and senior to all of Berkshire’s subordinated indebtedness, and will be effectively subordinated to all of Berkshire’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness of Berkshire’s subsidiaries (secured or unsecured).

Consolidation, Merger and Sale of Assets

Except as otherwise provided in the indenture or the debt securities, neither BHFC nor Berkshire may merge into or consolidate with any other entity, or convey, transfer or lease our respective properties and assets substantially as an entirety to any individual, corporation, partnership or other entity, unless:

•

the successor or transferee corporation (or other entity) shall (i) be a corporation, partnership, limited liability company, trust or similar entity organized under the laws of the United States of America, any State of the United States or the District of Columbia, and (ii) expressly assume by supplemental indenture, as applicable, (a) the due and punctual payment of the principal of and any interest on the debt securities and the performance of BHFC’s obligations under the indenture or (b) the due and punctual performance of the guarantee and Berkshire’s obligations under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice of lapse of time or both, would become an event of default will have occurred or be continuing.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	a default in the payment of any interest on such series of debt securities when due and payable, and the continuance of such default for a period of 60 days;

•	a default in the payment of principal of such series of debt securities when due and payable;

•

a default in the performance, or breach, in any material respect, of other covenants of BHFC or Berkshire in the indenture or of Berkshire in the guarantee applicable to such series of debt securities that continues for 90 consecutive days after BHFC or Berkshire, as the case may be, receives notice of the default or breach; and

•	certain events of bankruptcy, insolvency or liquidation involving BHFC or Berkshire.

If an event of bankruptcy, insolvency or liquidation of us has occurred, the principal of the then-outstanding debt securities and any other amounts payable under the indenture will become immediately due and payable. If any other event of default shall occur and be continuing, either the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all series (or, if such default is not applicable to all series of the debt securities, the holders of at least 33% in aggregate principal amount of the outstanding debt securities of all series to which such default is applicable) (in each case, voting as a single class) may declare the principal amount payable under the indenture on those then outstanding debt securities of the series affected by the default due and payable.

Defeasance

BHFC’s obligations with respect to the payment of the principal and interest on the debt securities, and Berkshire’s obligations with respect to such debt securities under the indenture and the guarantee, will terminate if BHFC irrevocably deposits or causes to be deposited with the trustee as trust funds specifically held in trust for, and dedicated solely to, the benefit of the holders of the debt securities:

•	cash,

•

U.S. government obligations, which through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or

•	a combination of the foregoing,

in each case sufficient to pay and discharge each installment of principal and interest on the debt securities.

The discharge of the debt securities is subject to certain other conditions, including, without limitation,

•

no event of default or event (including such deposit) which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit (or, with respect to an event of bankruptcy, insolvency or liquidation of BHFC or Berkshire, at any time on or prior to the 90th day after the date of such deposit),

•

BHFC shall have delivered to the trustee an opinion of tax counsel to the effect that beneficial owners of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance,

•	the debt securities, if they are then listed on any securities exchange, will not be delisted as a result of such deposit, and

•	such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which BHFC or Berkshire are a party or otherwise bound.

Modification and Waiver

Modification of Indenture

The indenture provides that BHFC, Berkshire and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to BHFC’s or

Berkshire’s covenants, adding additional events of default and curing ambiguities or inconsistencies in the indenture. BHFC, Berkshire and the trustee may, without the consent of any holders of debt securities, also make other changes to the indenture that do not have a material adverse effect on the interests of the holders of any series of debt securities.

In addition, modifications and amendments of the indenture may be made by BHFC, Berkshire and the trustee by entering into a supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of each series affected by such modification or amendment, acting as one class, provided, however, that no such modification or amendment may, without the consent of each holder of debt securities outstanding that is affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any outstanding debt securities,

•	reduce the principal of or interest rate on any outstanding debt securities,

•	change the place of payment where, or the currency in which, the principal of, any premium or interest on any outstanding debt securities is payable,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding debt securities on or after the stated maturity thereof or on the guarantee,

•

reduce the percentage in principal amount of the debt securities then outstanding required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

•	modify any of the above provisions.

Waiver of Default

The holders of not less than a majority of aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all such series of debt securities, waive any past default under the indenture with respect to such series of debt securities, except a default:

•	in the payment of principal of or any premium or any interest on such debt securities, or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of each series affected by the default.

Assumption by Berkshire

The indenture provides that Berkshire may, without the consent of the trustee or the holders of the debt securities, assume all of BHFC’s rights and obligations under the indenture and the debt securities if, after giving effect to such assumption, no event of default or event which with notice or lapse of time would become an event of default will have occurred and be continuing. In addition, Berkshire will assume all of BHFC’s rights and obligations under the indenture and a series of debt securities if, upon a default by BHFC in the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, or interest on such debt securities, Berkshire is prevented by any court order or judicial proceeding from fulfilling its obligations under the guarantee. Such assumption shall result in such debt securities becoming the direct obligations of Berkshire and shall be effected without the consent of the trustee or the holders of any debt securities. Upon any such assumption, Berkshire will execute a supplemental indenture evidencing its assumption of all such rights and obligations and BHFC will be released from its liabilities under the indenture and such debt securities as obligor on such debt securities.

Payment and Paying Agents

Unless BHFC informs you otherwise, payments on the debt securities will be made in U.S. dollars at the office or agency maintained by BHFC in New York, New York (or, if BHFC fails to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). At BHFC’s option, however, it may make payments by check mailed to the holder’s registered address or, with respect to global notes, by wire transfer. BHFC will make any required interest payments to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless BHFC informs you otherwise, the trustee will be designated as BHFC’s paying agent for payments on the debt securities. BHFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to BHFC or Berkshire upon written request any money held by them for payments on the debt securities that remain unclaimed for one year after the date upon which that payment has become due. After payment to BHFC or Berkshire, holders entitled to the money must look to BHFC or Berkshire for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the debt securities will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing, and to have been received by such registered holders whether or not actually received by such registered holders.

Governing Law

The indenture, the debt securities and the guarantee will be governed by and construed in accordance with the laws of the State of New York.

Plan of Distribution

We may sell debt securities from time to time in one or more transactions separately or in combination. The debt securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of debt securities.

If the debt securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the debt securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the debt securities offered by that prospectus supplement. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts, commissions or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be;

•	all other items constituting underwriting compensation;

•	the discounts and commissions to be allowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be listed.

Debt securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of securities, and any commission or agents’ fees payable by us to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of securities will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased.

We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. Underwriters and agents may engage in transactions with or perform services for us, our subsidiaries and affiliated companies in the ordinary course of business.

Legal Matters

Certain matters with respect to the legality of the debt securities offered by this prospectus will be passed upon for us by Baker & McKenzie LLP.

Experts

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Berkshire’s Annual Report on Form 10-K, and the effectiveness of Berkshire’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Part II.

Information not Required in Prospectus

Item 14.	Other expenses of issuance and distribution

The Securities and Exchange Commission registration fee and the estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee	$		*
Accounting fees and expenses	$	*	*
Legal fees and expenses	$	*	*
Printing expenses	$	*	*
Miscellaneous expenses	$	*	*
Total	$	*	*

*	Deferred in reliance on Rule 456(b) and Rule 457(r).
**	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Each registrant’s bylaws provide that each director or officer of such registrant who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of such registrant or is or was serving at the request of such registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by such registrant to the fullest extent permitted by the laws of the State of Delaware, as they exist or may be amended (but, in the case of any such amendment, only to the extent such amendment permits such registrant to provide broader indemnification rights), against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heir, executives and administrators. This indemnification shall not apply to any proceeding (or part thereof) initiated by the person seeking indemnification unless it is seeking to enforce or obtain payment under any right to indemnification by such registrant or such registrant has joined in or consented to (in the case of Berkshire) or authorized (in the case of BHFC) the initiation of such proceeding (or part thereof).

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the Court of Chancery or the court in which such action or suit was brought finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Each registrant’s bylaws provide that such registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of such registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not such registrant has the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Each registrant’s Certificate of Incorporation provides that a director of such registrant shall not be liable to such registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, each registrant’s Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Berkshire pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Berkshire’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibit index

Exhibit No.	Description

*1.1	Underwriting Agreement.

4.1	Indenture, dated as of January 31, 2025, by and among Berkshire Hathaway Inc., as an issuer and a guarantor of the debt securities issued by Berkshire Hathaway Finance Corporation, Berkshire Hathaway Finance Corporation, as an issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

*4.2	Form of Debt Securities of Berkshire Hathaway Inc.

*4.3	Form of Debt Securities of Berkshire Hathaway Finance Corporation.

*4.4	Form of Guarantee of Berkshire Hathaway Inc. (included in Exhibit 4.3).

5.1	Opinion of Baker & McKenzie LLP.

22.1	Issuers of Guaranteed Securities

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this Form S-3).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of January 31, 2025.

107	Calculation of Filing Fee Table.

*	To be filed by amendment to this Registration Statement or as an exhibit to a document to be incorporated by reference, if applicable.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on January 31, 2025.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Marc D. Hamburg as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Warren E. Buffett Warren E. Buffett	Chairman of the Board of Directors and Chief Executive Officer	January 31, 2025

/s/ Gregory E. Abel Gregory E. Abel	Director	January 31, 2025

/s/ Howard G. Buffett Howard G. Buffett	Director	January 31, 2025

/s/ Susan A. Buffett Susan A. Buffett	Director	January 31, 2025

/s/ Stephen B. Burke Stephen B. Burke	Director	January 31, 2025

/s/ Kenneth I. Chenault Kenneth I. Chenault	Director	January 31, 2025

/s/ Christopher C. Davis Christopher C. Davis	Director	January 31, 2025

/s/ Susan L. Decker Susan L. Decker	Director	January 31, 2025

/s/ Charlotte Guyman Charlotte Guyman	Director	January 31, 2025

/s/ Ajit Jain Ajit Jain	Director	January 31, 2025

/s/ Thomas S. Murphy, Jr. Thomas S. Murphy, Jr.	Director	January 31, 2025

/s/ Ronald L. Olson Ronald L. Olson	Director	January 31, 2025

/s/ Wallace R. Weitz Wallace R. Weitz	Director	January 31, 2025

/s/ Meryl B. Witmer Meryl B. Witmer	Director	January 31, 2025

/s/ Marc D. Hamburg Marc D. Hamburg	Chief Financial Officer, Secretary and Senior Vice President	January 31, 2025

/s/ Daniel J. Jaksich Daniel J. Jaksich	Vice President and Principal Accounting Officer	January 31, 2025

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on January 31, 2025.

BERKSHIRE HATHAWAY FINANCE CORPORATION

By:	/s/ Marc D. Hamburg
Marc D. Hamburg
President

Each person whose signature appears below hereby constitutes and appoints Marc D. Hamburg as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Marc D. Hamburg Marc D. Hamburg	President and Director (principal executive officer)	January 31, 2025

/s/ Kerby Ham Kerby Ham	Treasurer (principal financial officer/ principal accounting officer)	January 31, 2025

/s/ Daniel J. Jaksich Daniel J. Jaksich	Director	January 31, 2025

/s/ Mark D. Millard Mark D. Millard	Director	January 31, 2025